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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Michaels Stores, Inc. 2001 Employee Stock Option Plan of our report dated March 5, 2001, with respect to the consolidated financial statements of Michaels Stores, Inc. included in its Annual Report (Form 10-K) for the year ended February 3, 2001, filed with the Securities and Exchange Commission.

MICHAELS STORES, INC.
/s/ ERNST & YOUNG LLP Ernst & Young LLP
Dallas, Texas July 26, 2001

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CONSENT OF INDEPENDENT AUDITORS